SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          TSI INTERNATIONAL SOFTWARE LTD.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                     [LOGO]
                                      TSI


                                           March 5, 1999

     To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of TSI International Software Ltd. to be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Friday, March 26, 1999, at 9:30 a.m., Eastern time.

     The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please use this opportunity to take part in the Company's affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We hope to see you at the meeting.


                                           Sincerely,




                                           Constance F. Galley
                                           President and Chief Executive Officer

                        TSI INTERNATIONAL SOFTWARE LTD.
                                 45 DANBURY ROAD
                            WILTON, CONNECTICUT 06897

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  ------------
To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSI International Software Ltd. (the "Company") will be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Friday, March 26, 1999, at 9:30 a.m., Eastern time.

     At the meeting, you will be asked to consider and vote upon the following matters:

     1. The election of five directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

    Constance F. Galley          Ernest E. Keet                  Dennis G. Sisco
    Stewart K.P. Gross           James P. Schadt

     2. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000,000 shares to an aggregate of 70,000,000 shares.

     3. A proposal to approve an amendment to the Company's 1997 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,250,000 shares to an aggregate of 2,375,000 shares.

     4. A proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 23, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.


                                By Order of the Board of Directors




                                Ira A. Gerard
                                Vice President, Finance and Administration,
                                Chief Financial Officer, Treasurer and Secretary

Wilton, Connecticut
March 5, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                         TSI INTERNATIONAL SOFTWARE LTD.
                                 45 DANBURY ROAD
                            WILTON, CONNECTICUT 06897

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                                  March 5, 1999

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of TSI International Software Ltd., a Delaware corporation (the "Company" or "TSI Software"), for use at the Annual Meeting of Stockholders of the Company to be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Friday, March 26, 1999, at 9:30 a.m., Eastern time (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 5, 1999. A copy of the Company's report on Form 10-K for the year ended December 31, 1998 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Record Date; Quorum

     Only holders of record of the Company's Common Stock at the close of business on February 23, 1999 (the "Record Date") will be entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. At the close of business on the Record Date, the Company had 11,232,163 shares of Common Stock outstanding and entitled to vote.

Voting Rights; Required Vote

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of TSI Software Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. Proposals No. 3 and 4 require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting that are voted for or against the proposal. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Abstentions and broker non-votes will have the effect of a vote against Proposal No.2, and will not be counted as a vote "for" or "against" the election of directors and Proposals No. 3 and 4. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting Of Proxies

     The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to TSI Software. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the Board of all the nominees presented by the Board).

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

     The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers and employees of the Company.

Revocability Of Proxies

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board currently consists of five directors, all of whom are nominated for reelection at the Meeting. Each director will be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until such director's earlier resignation, death or removal.

     Shares represented by the accompanying proxy will be voted "for" the election of the five nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote in the election of directors. The five nominees for election of directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, will become directors at the conclusion of the tabulation of votes.

Nominees

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them, are set forth below:

                                                                                                      Director
Name of Director                        Age       Principal Occupation                                 Since
----------------                        ---       --------------------                                --------
Constance F. Galley (1)                 57        President, Chief Executive Officer, Director,         1985
                                                  TSI Software
Stewart K.P. Gross (1)(2)               39        Managing Director, E.M. Warburg,                      1993
                                                  Pincus & Co., LLC
Ernest E. Keet (1)(2)                   58        President, Vanguard Atlantic Ltd.                     1985
James P. Schadt (1)(2)                  60        Chairman, Dailey Capital Management, LLC              1998
Dennis G. Sisco (1)(2)                  52        Partner, Behrman Capital                              1990

----------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

     Constance F. Galley has been President, Chief Executive Officer and a director of the Company since 1985, when the Company commenced operating as an independent entity. Prior to 1985, Ms. Galley directed the Company's marketing and development operations when the Company was part of the Dun & Bradstreet Corporation. Ms. Galley is a member of the Board of Directors of the software division of ITAA, and of IVANS, and was formerly the Chairperson of SACIA, The Business Council of Southwestern Connecticut. Ms. Galley holds a Bachelor of Arts degree in Chemistry from Duke University.

     Stewart K.P. Gross has served as a director of the Company since April 1993. Mr. Gross is a Managing Director of E.M. Warburg Pincus & Co., LLC and has been employed by E.M. Warburg Pincus & Co., LLC since 1987. Prior to 1987, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of BEA Systems, IA Corporation and several privately-held companies.

     Ernest E. Keet has served as a director of the Company since April 1985. Mr. Keet has been the President and a member of the Board of Directors of Vanguard Atlantic Ltd. since April 1984. Mr. Keet is the non-executive Chairman of Axolotl Corp., and from May 1995 until December 1996, was the President of Axolotl Corp. Mr. Keet also served as the Chairman and Chief Executive Officer of ECsoft N.V and B.V. from 1990 through April 1994.

     James P. Schadt was elected as a director of the Company on August 27, 1998. Mr. Schadt is the Chairman of Dailey Capital Management, LLC. From July 1994 until August 1997, Mr. Schadt was the Chief Executive Officer of Readers Digest Association, Inc. Mr. Schadt joined Readers Digest in 1991 as its President and Chief Operating Officer. Previously, Mr. Schadt was a director of Cadbury Schweppes, PLC and the Chief Executive Officer of Cadbury Beverages, Inc., its global beverages operation. Mr. Schadt also serves on the board of trustees of The American Enterprise Institute and Northwestern University, where he earned his Bachelor of Arts degree.

     Dennis G. Sisco has served as a director of the Company since January 1990. Mr. Sisco is a partner with Behrman Capital. From December 1988 until February 1997, Mr. Sisco was the President of D&B Enterprises, Inc. (now Cognizant Enterprises, Inc.). From December 1988 until February 1997, Mr. Sisco had also been employed by Cognizant Corporation and its predecessor, The Dun & Bradstreet Corporation, most recently as an Executive Vice President. Mr. Sisco is also a director of the Gartner Group, Inc., Oacis Healthcare Holdings Corporation and Aspect Development, Inc.

Board of Directors Meetings and Committees

  Board of Directors

     During 1998, the Board met nine times, including five telephone conference meetings, and acted by written consent three times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Audit Committee

     All of the Board members comprise the current members of the Audit Committee. The Audit Committee met once during 1998. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

  Compensation Committee

     During 1998, the Compensation Committee met eight times. Messrs. Gross, Keet, Schadt and Sisco are the current members of the Compensation Committee. The Compensation Committee recommends compensation for officers and employees of the Company and grants options and other awards under the Company's equity compensation and employee benefit plans.

Director Compensation

     The Company reimburses Board members for reasonable expenses associated with their attendance at Board meetings. None of the members of the Board receives a fee for attending Board meetings. Members of the Board who are not employees of the Company, or any parent, or subsidiary of the Company, are eligible to participate in the Company's 1997 Directors Stock Option Plan (the "Directors Plan"). During 1998, Messrs. Gross, Keet, and Sisco were each granted an option pursuant to the Directors Plan to purchase 3,750 shares of the Company's Common Stock at an exercise price of $22.76 per share, and Mr. Schadt was granted an option pursuant to the Directors Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $25.60 per share. John J. Pendray, a former director of the Company who resigned in November 1998, was also granted an option pursuant to the Directors Plan to purchase 3,750 shares of the Company's Common Stock at an exercise price of $22.76 per share.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.



            PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
             CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

     The Board has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares, $0.01 par value per share, to 70,000,000 shares, $0.01 par value per share.

     At February 23, 1999, approximately 11,232,163 shares of Common Stock were issued and outstanding, approximately 2,734,225 shares were reserved for issuance upon exercise of options outstanding and equity awards to be granted under the Company's equity compensation plans and approximately 750,000 shares were reserved for issuance for purchases under the Company's Employee Stock Purchase Plan. Thus, as of that date, the Company had approximately 5,283,582 shares of Common Stock available for issuance in the future, unless the proposed amendment is adopted by the shareholders.

     The Company intends to implement a two-for-one stock split in the form of a stock dividend shortly after the Meeting. The Company has no other imminent plans to issue the remainder of the additional authorized shares other than shares which could be issued in connection with any additional stock options granted as a result of any approved increase in the number of shares reserved for issuance under the Company's 1997 Equity Incentive Plan.

     The proposed increase in the number of authorized shares of Common Stock from 20,000,000 to 70,000,000 would result in approximately 11,232,163 shares of Common Stock being issued and outstanding, an additional 11,232,163 shares of Common Stock reserved for issuance as a stock dividend to implement the proposed two-for-one stock split, 7,968,450 shares of Common Stock reserved for issuance upon exercise of options outstanding and equity awards to be granted under the Company's equity compensation plans, assuming the Company's stockholders approve Proposal No. 3, and 1,500,000 shares reserved for issuance under the Company's Employee Stock Purchase Plan. The Company would then have 38,067,224 shares of Common Stock available for issuance in the future.

     These additional shares of Common Stock would also be available for issuance from time to time for other corporate purposes, such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Except as described in the third paragraph above, the Company has no current plan to issue shares from these additional shares.

     If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares.

     The additional shares of Common Stock that would become available for issuance if the proposed amendment were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by holder of a large block of the Company's securities) or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, not by the threat of any attempt to accumulate shares or otherwise gain control of the Company (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes of control of the Company, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

     The Company's Bylaws contain certain provisions that could have an anti-takeover effect, including the following:

o the Company's Board of Directors must be given prior notice of stockholder proposal to take action by written consent so that a record date for such action can be established;

o the Company's Board of Directors must be given advance notice regarding stockholder-sponsored proposals for consideration at annual meetings and for stockholder nominations for the election of directors;

o vacancies on the Board of Directors may be filled until the next annual meeting of stockholders only by majority vote of the directors then in office; and

o special meetings of stockholders may only be called by the President or Secretary of the Company or by the Company's Board of Directors, not by the stockholders of the Company.

In addition, the authority granted by the Company's Restated Certificate of Incorporation to the Board of Directors to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of the Company's stock could be used for anti-takeover purposes. The proposal to increase the number of authorized shares of Common Stock, however, is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company's management presently does not intend to propose anti-takeover measures in future proxy solicitations.

              THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
             COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE
                   AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

          PROPOSAL NO. 3 -- AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

     Stockholders are being asked to approve an amendment to the Company's 1997 Equity Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,250,000 shares to an aggregate of 2,375,000 shares plus any shares that pour over from the Company's 1993 Stock Option Plan, the predecessor to the 1997 Plan, as described in "Number of Shares Subject to the 1997 Plan" below. The share numbers used in this proposal have not been adjusted for the proposed two-for-one stock split described in Proposal No. 2.

     The Board believes that the 1,250,000 share increase in the number of shares reserved for issuance under the 1997 Plan is in the best interests of the Company because of the continuing need to provide stock options to attract and retain quality employees and remain competitive in the industry. The granting of equity incentives under the 1997 Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which equity incentives may be granted will provide the Company with adequate flexibility to ensure that the Company can continue to meet those goals and facilitate the Company's expansion of its employee base.

     The Board approved the proposed amendment in January 1999, to be effective upon stockholder approval. Below is a summary of the principal provisions of the 1997 Plan, assuming stockholder approval of the amendment. The summary is not necessarily complete, and reference is made to the full text of the 1997 Plan.

     The Company has no current plans or proposals to award any portion of the additonal options authorized under this proposal.

     1997 Plan History. In May 1997, the Board adopted and the stockholders of the Company approved the 1997 Plan and reserved for issuance thereunder 1,125,000 shares of Common Stock plus any shares that remained or later became available for issuance under the 1993 Stock Option Plan, as described below. The purpose of the 1997 Plan is to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

     Number of Shares Subject to the 1997 Plan. The stock subject to issuance under the 1997 Plan consists of shares of the Company's authorized but unissued Common Stock. Originally, 1,125,000 shares of Common Stock plus pour over shares from the Company's 1993 Stock Option Plan were reserved by the Board for issuance under the 1997 Plan. This Proposal No. 3 seeks to increase the number of shares available for issuance under the 1997 Plan by 1,250,000. Any shares of Common Stock that: (a) are subject to an option granted pursuant to the 1997 Plan that expires or terminates for any reason without being exercised; or (b) are subject to an award granted pursuant to the 1997 Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an award granted pursuant to the 1997 Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the 1997 Plan. The number of shares that became available for issuance under the 1997 Plan by operation of the pour over from the Company's 1993 Stock Option Plan (the "Prior Plan") is equal to the number of shares remaining unissued under the Prior Plan on the effective date of the 1997 Plan, and any shares that are (a) issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full; (b) are subject to an award granted pursuant to the Prior Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an award granted pursuant to the Prior Plan that otherwise terminates without the shares being issued. These pour over shares will no longer be available for grant under the Prior Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

     Eligibility. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent company or subsidiary) are eligible to receive awards under the 1997 Plan (the "Participants"). No Participant is eligible to receive more than 300,000 shares of Common Stock in any calendar year under the 1997 Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 450,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. As of February 23, 1999, approximately 178 persons were participating in the 1997 Plan, 236,481 shares had been issued upon exercise of options granted under the 1997 Plan and 1,758,476 shares were subject to outstanding options. As of that date, approximately 690,174 shares were available for future grants, after taking into account the pour over shares.


     Administration. The 1997 Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Stewart K.P. Gross, Ernest

E. Keet, James P. Schadt and Dennis G. Sisco, each of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms of the 1997 Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Company's President and Chief Executive Officer, Constance Galley, has been delegated limited authority to grant awards under the 1997 Plan. The Committee also has the authority to construe and interpret any of the provisions of the 1997 Plan or any awards granted thereunder.

     Stock Options. The 1997 Plan permits the granting of options that are either Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" of a share of Common Stock at the time the ISO is granted. In the case of an ISO granted to a 10% stockholder, the exercise price for each such ISO share must be no less than 110% of the fair market value of a share of Common Stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. The 1997 Plan defines fair market value as the average of the closing price of the Company's stock on the previous four Fridays prior to the date of grant. To date, the Company has not granted options under the 1997 Plan at less than 100% of fair market value.

     The maximum term of options granted under the 1997 Plan is ten years if the grantee is based in the United States and a maximum term of seven years if the grantee is based in the United Kingdom, unless the option is an ISO granted to a stockholder owning 10% or more of the Company's stock, in which case the maximum term is five years. Options granted under the 1997 Plan may not generally be transferred in any manner other than by will or by the laws of descent and distribution and may generally be exercised during the lifetime of the optionee only by the optionee. Options granted under the 1997 Plan generally expire three months after termination of the optionee's service to the Company or a parent or subsidiary of the Company, except in the case of death or disability, in which case the options may be exercised up to 12 months following the date of death or termination of service or in the case of termination for cause, in which case the option may not be exercised following termination.

     Restricted Stock and Stock Bonus Awards. The Committee may grant Participants restricted stock awards to purchase stock and stock bonus awards for services rendered to the Company either in addition to, or in tandem with, other awards under the 1997 Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for common stock sold pursuant to restricted stock awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (and in the case of an award granted to a 10% stockholder, the purchase price shall be 100% of fair market value). Awards or restricted stock and stock bonuses that are granted below 100% of fair market value are limited under the 1997 Plan to no more than 150,000 shares to any one participant and no more than 300,000 shares in the aggregate over the term of the 1997 Plan.

     Mergers, Consolidations, Change of Control. In the event of a merger, consolidation, or certain other change of control transactions, any outstanding stock options, restricted stock and stock bonus awards will accelerate by one-year's vesting or such additional acceleration of vesting as the Committee in its discretion may decide, and may be assumed or replaced by the successor corporation. In lieu of such assumption or replacement, but in addition to the one-year's additional vesting or such additional acceleration of vesting, the successor corporation may substitute equivalent awards or provide substantially similar consideration to Eligible Service Providers as is provided to stockholders.

     Amendment of the 1997 Plan. The Board may at any time terminate or amend the 1997 Plan, including amending any form of award agreement or instrument to be executed pursuant to the 1997 Plan.

     Term of the 1997 Plan. Unless terminated earlier as provided in the 1997 Plan, the 1997 Plan will expire in May 2007, ten years from the date the 1997 Plan was adopted by the Board.

  Federal Income Tax Information

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE

1997 PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1997 PLAN.

     Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT") as described below). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, then the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the Participant disposes of ISO Shares prior to the expiration of either required holding periods (a "disqualifying disposition"), then any gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income to the Participant. Any additional gain will be capital gain, taxed at a rate that depends upon the length of time the ISO Shares were held by the Participant.

     Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income that would normally be taxed as ordinary income (28% of that portion in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would normally be taxed as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Restricted Stock and Stock Bonus Awards. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

     Maximum Tax Rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

     ERISA. The 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

     New Plan Benefits. The amounts of future option grants under the 1997 Plan are not determinable because, under the terms of the 1997 Plan, such grants are made in the discretion of the Committee. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant.

              THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                           1997 EQUITY INCENTIVE PLAN


     PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company has selected KPMG Peat Marwick LLP as its independent accountants to perform the audit of the Company's financial statements for 1999, and the stockholders are being asked to ratify such selection. KPMG Peat Marwick LLP was engaged as the Company's independent accountants for the year ended December 31, 1998. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

             THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                       SELECTION OF KPMG PEAT MARWICK LLP.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of TSI Software Common Stock as of February 23, 1999 by:
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and nominee; (iii) the Company's current Chief Executive Officer and each of the Company's four other most highly compensated executive officers; and (iv) all directors and executive officers as a group.

                                               Amount and Nature of      Percent of Outstanding
  Name of Beneficial Owner                    Beneficial Ownership(1)        Common Stock(1)
  ------------------------                    ----------------------     ----------------------
Putnam Investments, Inc.(2) ................       1,458,219                     13.0%
Ernest E. Keet .............................         969,177                      8.6%
Vanguard Atlantic Ltd.(3)
Richard L. Chilton, Jr.(4) .................         690,000                      6.1%
Amerindo Investment Advisors Inc.(5) .......         664,300                      5.9%
Constance F. Galley(6) .....................         530,418                      4.6%
Stewart K.P. Gross .........................         195,250                      1.7%
Warburg, Pincus Capital Company, LP(7)
Ira A. Gerard(8) ...........................         113,454                      1.0%
Eric A. Amster(9) ..........................          57,600                        *
Robert H. Bouton(10) .......................          70,520                        *
Edward J. Watson(11) .......................         219,750                      1.9%
Dennis G. Sisco(12) ........................           5,750                        *
James P. Schadt ............................          22,000                        *
All executive officers and directors as a
group (9 persons)(13) ......................       4,996,438                     42.2%

----------
*    Less than 1%

(1) Based upon a total of 11,232,163 shares of Common Stock outstanding as of February 23, 1999. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of February 23, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based upon a Schedule 13G dated February 12, 1999. Putnam Investments, Inc., a Massachusetts corporation ("PI"), wholly owns two registered investment advisers: Putnam Investment Management, Inc., a Massachusetts corporation ("PIM"), which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., a Massachusetts corporation ("PAC"), which is the investment adviser to Putnam's institutional clients. Putnam OTC & Emerging Growth Fund, one of the Putnam family of mutual funds, holds 639,950 shares of TSI Software Common Stock. PIM beneficially owns 1,405,249 shares of TSI Software Common Stock and PAC beneficially owns 52,970 shares of TSI Software Common Stock. PIM and PAC have dispository power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. PI is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh"). Marsh and PI disclaim beneficial ownership of the shares of TSI Software Common Stock, as neither have the power to vote or dispose of, or direct the voting or disposition of, any of such shares. The address of each of PI, PIM and PAC is One Post Office Square, Boston, MA 02109, and the address of Marsh is 1166 Avenue of the Americas, New York, NY 10036.

(3) Based upon Schedules 13G dated January 29, 1999. Includes 869,884 shares of Common Stock held of record by Vanguard Atlantic Ltd. ("Vanguard"), 5,000 shares of Common Stock held of record by the Ernest E. & Nancy R. Keet Foundation and 90,543 shares of Common Stock held of record by Mr. Keet. Mr. Keet, a director of the Company, is the President of Vanguard and may be deemed to beneficially own the shares owned by such entity. Mr. Keet disclaims beneficial ownership of the shares held by Vanguard and by the Ernest E. & Nancy R. Keet Foundation except to the extent of his indirect pecuniary interest therein. Also includes 3,750 shares subject to stock options exercisable within 60 days of February 23, 1999. The address of Vanguard is 304 Main Avenue, Suite 290, Norwalk, Connecticut 06851 and the address of Mr. Keet is 619 Marina Boulevard, San Francisco, CA 94123.

(4) Based upon a Schedule 13G, as amended through February 16, 1999. Mr. Chilton reported sole voting and dispositive power with respect to these shares. The address of Mr. Chilton is c/o Chilton Investment Co., Inc., 320 Park Avenue, 22nd Floor, New York, NY 10022.

(5) Based on a Schedule 13D, as amended through September 23, 1998. Amerindo Investment Advisors Inc., a California corporation ("Amerindo") and
     Amerindo  Investment  Advisors,   Inc.,  a  Panama  corporation  ("Amerindo
     Panama") and together with Amerindo, (the "Amerindo Companies"), are registered investment advisors, and in this capacity may be deemed to be the beneficial owners of the securities listed. Clients of the Amerindo Companies have the right to receive and direct the receipt of dividends and proceeds from sales of shares disposed of by the Amerindo Companies. No single client of the Amerindo Companies owns more than 5% of the shares reported. Amerindo has shared voting and dispostive power over 568,000 shares of TSI Software Common Stock, and Amerindo Panama has shared voting and dispositive power over 86,300 shares of TSI Software Common Stock. Messrs. Alberto Vilar and Gary Tanaka, who are the sole stockholders and directors of the Amerindo Companies, have shared voting and dispositive power over 664,300 and 654,300 shares, respectively. The Amerindo Investment Advisors Inc. Profit Sharing Trust (the "Trust") has sole voting and dispositive power as to 10,000 shares of TSI Software Common Stock. Each of the Amerindo Companies, the Trust and Messrs. Vilar and Tanaka disclaim beneficial ownership of all of the shares reported.

(6) Includes 198,586 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999, and 25,005 shares of Common Stock issuable upon exercise of Warrants. This also includes 60,000 shares of Common Stock owned by Saugatuck Partners ("Saugatuck"), the investment advisor of which is the husband of Ms. Galley. Ms. Galley disclaims beneficial ownership of shares owned by Saugatuck.

(7) Warburg, Pincus & Co. is the sole General Partner of Warburg, Pincus Capital Company, LP ("Warburg") and has a 20% interest in the profits of Warburg. E.M. Warburg, Pincus & Co., LLC, a New York limited liability company, manages Warburg. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both such entities. The members of E.M. Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Mr. Gross, a director of the Company, is a Managing Director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. As such, Mr. Gross may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg. Mr. Gross disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Also includes 3,750 shares subject to stock options exercisable within 60 days of February 23, 1999. The address of Mr. Gross and Warburg is 466 Lexington Avenue, New York, NY 10017.

(8) Includes 111,750 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999.

(9) Includes 56,750 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999.

(10) Includes 32,750 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999.

(11) Includes 6,000 shares of Common Stock, 126,250 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999 and 6,000 shares of Common Stock issuable upon exercise of warrants. Also includes 81,500 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999 held by Mr. Watson's wife, Saydean Zeldin. Mr. Watson disclaims beneficial ownership of the shares and options held by Ms. Zeldin.

(12) Includes 3,750 shares of Common Stock subject to options exercisable within 60 days of February 23, 1999.

(13) Includes an aggregate of 618,836 shares of Common Stock subject to options and 31,005 shares of Common Stock issuable upon exercise of Warrants, including the options and Warrants described in footnotes (3), and (6) through (12).

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to TSI Software and its subsidiaries during 1996, 1997 and 1998 to (i) TSI Software's Chief Executive Officer, and (ii) TSI Software's four other most highly compensated executive officers who were serving as executive officers at the end of 1998 (the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. TSI Software does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

                           Summary Compensation Table


                                                                                                                Long-Term
                                                                                                               Compensation
                                                                            Annual Compensation                   Awards
                                                           -------------------------------------------------   ------------
                                                                                                                Securities
                                                                                             Other Annual       Underlying
Name and Principal Position                   Year         Salary         Bonus (1)          Compensation(2)     Options
--------------------                          ----         ------         --------           ---------------   ------------
Constance F. Galley                           1998        $225,000        $ 96,454              $  6,702           20,000
President, Chief Executive Officer            1997         203,538          50,000                 4,952          112,500
and Director                                  1996         165,000          50,000                 5,031               --

Robert H. Bouton                              1998        $180,800        $ 30,000              $  8,366           15,000
Vice President, Marketing                     1997         164,000          20,000                 4,952               --
                                              1996         158,704          20,000                 4,900               --

Ira A. Gerard                                 1998        $160,000        $ 45,000              $ 11,362           15,000
Vice President, Finance and                   1997         159,892          26,667                 6,417               --
Administration, Chief Financial               1996         146,000          20,000                 6,516               --
Officer, Secretary & Treasurer

Edward J. Watson                              1998        $160,000        $ 45,000              $  4,435           18,000
Exec. Vice President, New Business            1997         156,423          20,000                 2,889               --
Development                                   1996         150,000          20,000                 2,922               --

Eric A. Amster                                1998        $125,000              --              $245,705(3)        15,000
Vice President, Sales                         1997         125,000              --               184,918(3)            --
                                              1996         125,000              --                85,900(3)        36,000

----------
(1)  Bonus amounts are reported in the year paid.

(2) Unless otherwise indicated below, represents the portion of health, life and disability insurance premiums paid by the Company, and for 1998 only, the amount of the matching 401(k) contributions paid by the Company.

(3) Includes (i) sales commissions paid to Mr. Amster by the Company in the amount of $80,982, $178,501 and $233,047 in 1996, 1997 and 1998,
     respectively, (ii) $4,918, $6,417 and $6,972 for the portion of health, life and disability insurance premiums paid by the Company in 1996, 1997 and 1998, respectively, and (iii) for 1998 only, $5,686 in matching 401(k) contributions paid by the Company.

     The following table sets forth further information regarding option grants pursuant to the 1997 Plan during 1998 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                       OPTION GRANTS IN 1998

                                                                                     Potential Realizable
                                       Percentage                                         Value at Assumed
                         Number of      of Total                                          Annual Rates of
                         Securities     Options                                              Stock Price
                         Underlying    Granted to     Exercise                              Appreciation
                          Options      Employees     Price Per     Expiration            For Option Term (2)
      Name               Granted (1)    In 1998        Share           Date            5%                10%
      -----              ----------    ----------     --------     ----------        --------         --------
Constance F. Galley        20,000         5.2%        $ 13.70        2/27/08         $172,356         $436,784
Robert H. Bouton           15,000         3.9%        $ 13.70        2/27/08         $129,267         $327,588
Ira A. Gerard              15,000         3.9%        $ 13.70        2/27/08         $129,267         $327,588
Edward J. Watson           18,000         4.7%        $ 13.70        2/27/08         $155,121         $393,106
Eric A. Amster             15,000         3.9%        $ 13.70        2/27/08         $129,267         $327,588

----------
(1) The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Code) and will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.

(2) Potential realizable values are calculated based on the fair market value of the Common Stock at the date of grant minus the exercise price. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices or values.

     The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during 1998, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $47.88 per share, which was the closing price of TSI Software's Common Stock as reported on the Nasdaq National Market on December 31, 1998, the last day of trading for 1998.

             AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END VALUES

                                                               Number of Securities
                                                              Underlying Unexercised            Value of Unexercised
                                                                      Opions                    In-The-Money Options
                            Shares                                 At Year-End(1)                  At Year-End(1)
                           Acquired        Value           ------------------------------   -----------------------------
       Name               on Exercise     Realized         Exercisable      Unexercisable   Exercisable     Unexercisable
       ----               -----------     --------         -----------      -------------   -----------     -------------
Constance F. Galley          1,000       $   47,875          193,586          108,875       $9,268,898       $5,212,935
Robert H. Bouton                --               --           63,000           15,000       $3,016,440       $  718,200
Ira A. Gerard                   --               --          108,000           51,000       $5,171,040       $2,441,880
Edward J. Watson            24,000       $  550,750          127,500           19,500       $6,104,700       $  933,660
Eric A. Amster               8,000       $  135,000           64,000           51,000       $3,064,320       $2,441,880

----------
(1) These values have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on December 31, 1998, the last day of trading for 1998.

                             COMPENSATION AGREEMENTS

     The Company has entered into agreements with the following executive officers of the Company: Constance F. Galley, the Company's President and Chief Executive Officer; Ira A. Gerard, the Company's Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary; Eric A. Amster, the Company's Vice President, Sales; Edward J. Watson, the Company's Executive Vice President, New Business Development; and Saydean Zeldin, the Company's Vice President, Research and Development.

     Ms. Galley's agreement provides for an annual base salary of $225,000. Ms. Galley is also eligible to receive an annual bonus based upon the Company achieving certain financial objectives for such year. This agreement may be terminated by the Company at any time for any reason. If Ms. Galley is terminated without cause, she will continue to receive her base salary for a one-year period following such termination. In the event that the Company is acquired by a company that does not continue to employ Ms. Galley, she will continue to receive her salary for a one-year period following such termination.

     Mr. Gerard currently receives a base salary of $160,000. Mr. Gerard's agreement provides for a grant of an option to purchase an aggregate of 144,000 shares of Common Stock. Mr. Gerard is eligible to receive a bonus each year for meeting corporate objectives for such year. This agreement may be terminated by the Company at any time for any reason. If Mr. Gerard is terminated without cause, he will continue to receive his base salary for a six-month period following such termination. In the event that the Company is acquired by a company that does not continue to employ Mr. Gerard, he will continue to receive his salary for a six-month period following such termination.

     Mr. Amster's agreement provides for an annual base salary of $125,000 and a grant of an option to purchase an aggregate of 72,000 shares of Common Stock. Mr. Amster is eligible to receive a bonus and commissions each year upon meeting revenue related goals for such year. This agreement may be terminated by the Company at any time for any reason. If Mr. Amster is terminated without cause, he will continue to receive his base salary for a six-month period following such termination.

     Mr. Watson currently receives a base salary of $160,000. This agreement may be terminated by the Company at any time for any reason. If Mr. Watson is terminated without cause, he will continue to receive his base salary for a six-month period following such termination. In the event that the Company is acquired by a company that does not continue to employ Mr. Watson, he will continue to receive his salary for a one-year period following such termination.

     Ms. Zeldin currently receives a base salary of $155,000. This agreement may be terminated by the Company at any time for any reason. If Ms. Zeldin is terminated without cause, she will continue to receive her base salary for a six-month period following such termination. In the event that the Company is acquired by a company that does not continue to employ Ms. Zeldin, she will continue to receive her base salary for a one-year period following such termination.

                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee has four members, Stewart K.P. Gross, Ernest E. Keet, Dennis G. Sisco and James P. Schadt. Each of these persons is a non-employee director within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. None of the members of the Compensation Committee has any interlocking relationships as defined by the SEC.

General Compensation Philosophy

     The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company at or about the beginning of each year. The Committee administers the Company's incentive and equity plans, including the 1997 Plan and the 1997 Employee Stock Purchase Plan. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive a cash bonus and are entitled to participate in the 1997 Plan.

     The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to management and other key employees of the Company, relates a portion of each individual's total compensation to the Company-wide and individual objectives and profit objectives, set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of the Company is contingent on both corporate performance and on the individual's performance as measured against personal objectives, as determined by the Committee in its direction. Long-term equity incentives for executive officers are effected through the granting of stock options under the Incentive Plan. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the options to vest.

     The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in companies with whom the Company competes for executive talent, and by their evaluating such information in connection with the Company's corporate goals. To this end, the Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

     In preparing the performance graph for this Proxy Statement (see "Company Stock Price Performance"), the Company used the Hambrecht & Quist Computer Software Index ("H&Q Index") as its published line of business index.

1998 Executive Compensation

  Base Salary

     Salaries for executive officers for 1998 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, the Company's Human Resources department provided information to the Compensation Committee regarding salary range guidelines for specific positions.

  Annual Incentive Awards

     All full-time employees of the Company, including executive officers, are eligible to receive an annual bonus based upon (i) the total financial goals of the Company, as determined by the Compensation Committee, and (ii) the employee's achievement of personal and team objectives, as determined by the Compensation Committee. The Compensation Committee has the sole discretion to determine the individuals who are to receive bonuses, the amount of the bonus and the weighting between total Company financial goals versus personal and team objectives when determining an individual's bonus.

  Long-Term Incentive Awards

     The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and the Company's stockholders by focusing employees and management on increasing stockholder value. Stock options generally have value only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

     In 1998, stock options were granted in accordance with the 1997 Plan to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact the Company's results, past performance or consistency within the officer's peer group. In 1998, the Compensation Committee considered these factors, as well as the number of unvested option shares held by the officer as of the date of grant. At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentive to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

  Chief Executive Officer Compensation

     Ms. Galley's base salary, target bonus, bonus paid and long-term incentive awards for 1998 were determined in a manner consistent with the factors described above for all executive officers. Ms. Galley does not participate in any compensation deliberations with respect to any of her compensation.

  Internal Revenue Code Section 162(m) Limitation

     Section 162(m) of the Code limits the tax deduction for compensation paid to certain executives of public companies to $1.0 million. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 1997 Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.


                                             COMPENSATION COMMITTEE

                                                Stewart K.P. Gross
                                                Ernest E. Keet
                                                James P. Schadt
                                                Dennis G. Sisco

                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company from July 3, 1997 to December 31, 1998 with the cumulative total return on the Nasdaq Stock Market--U.S. Index and the H&Q Index over the same period (assuming the investment of $100 in the Common Stock of Company and in each of the other indices on July 3, 1997, and reinvestment of all dividends).


                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG TSI INTERNATIONAL SOFTWARE LTD.
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                                      Cumulative Total Return
------------------------------------------------------------------------------------------------------------------------------------
                                        7/3/97   7/97     8/97     9/97     10/97    11/97    12/97    1/98     2/98     3/98
TSI INTERNATIONAL SOFTWARE LTD           100      158      136      147      121      113      106      146      169      196
NASDAQ STOCK MARKET (U.S.)               100      111      110      117      111      111      110      113      124      128
HAMBRECHT & QUIST COMPUTER SOFTWARE      100      111      116      120      117      118      112      116      134      145

                                                                      Cumulative Total Return
------------------------------------------------------------------------------------------------------------------------------------
                                         4/98     5/98     6/98     7/98     8/98     9/98     10/98    11/98    12/98

TSI INTERNATIONAL SOFTWARE LTD            244      244      254      256      299      385      349      406      532
NASDAQ STOCK MARKET (U.S.)                130      123      132      131      105      119      124      137      154
HAMBRECHT & QUIST COMPUTER SOFTWARE       145      140      150      142      109      125      121      134      146


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1, 1998 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above.

                              STOCKHOLDER PROPOSALS

     Proposals of  stockholders  intended to be presented at the Company's  2000
Annual Meeting of Stockholders must comply with the requirements of the proxy rules established by the SEC and be received by the Company at its principal executive offices no later than January 2, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                      COMPLIANCE UNDER SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1998.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.